Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Veritex Holdings, Inc. Registration Statements No. 333-222165 and No. 333-207932 on Form S-3 and No. 333-199223 on Form S-8 of our report dated March 15, 2018, relating to the consolidated financial statements of Green Bancorp, Inc. and subsidiaries for the year ended December 31, 2017, appearing in this Current Report on Form 8-K of Veritex Holdings, Inc.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

October 12, 2018